UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2019 (May 22, 2019)

Emerald Expositions Events, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian Field as Chief Operating Officer

On May 22, 2019, the Board of Directors (the “Board”) of Emerald Expositions Events, Inc. (the “Company”) appointed Brian Field as Chief Operating Officer of the Company and its subsidiaries, effective June 1, 2019.

 Mr. Field, 51, brings more than 20 years of experience, including the last five years as Chief Operating Officer of UBM Americas, a division of UBM plc, now part of Informa plc, a U.K.-based multinational events, academic publishing and business intelligence business, where Mr. Field had responsibilities over sales, marketing operations, data services, and creative services.  Mr. Field has deep experience in B2B and B2C industries, including in healthcare information, life sciences, digital media and expositions.  Prior to UBM Americas, he served two years as Managing Director of the healthcare/life-sciences division of that business, UBM Medica, and, prior to that, one year as SVP of Product and Operations.  Earlier in his career, Mr. Field held senior positions in operations, product development, marketing and strategy development, serving as acting COO of the New Products Group of Turner Broadcasting, Inc, and as a senior marketing strategist in a division of Omnicom.

 Mr. Field holds a bachelor’s degree from Connecticut College, a master’s degree from The Juilliard School, and a doctorate degree from Columbia University, and has served on the faculty of American University’s Kogod School of Business.

 There are no related person transactions (or proposed related person transactions) with respect to Mr. Field reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.  There are no family relationships to disclose with respect to Mr. Field reportable under Item 401(d) of Regulation S-K.

 Mr. Field will enter into the Company’s standard form of indemnification agreement, pursuant to which the Company agrees to indemnify its directors and officers to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in the indemnification agreement.

Field Employment Agreement

In connection with Mr. Field’s appointment as Chief Operating Officer, on May 22, 2019, the Compensation Committee (the “Compensation Committee”) of the Board approved an Employment Agreement by and among Emerald Expositions, LLC (“Emerald”), Mr. Field, and, solely for the purposes of Sections 2.3 and 8.1 thereof, the Company, effective June 1, 2019 (the “Field Employment Agreement”).  The following description is intended to be a summary and not a full description of all of the terms of the Field Employment Agreement, which is incorporated herein by reference. A copy of the Field Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Field Employment Agreement provides for an indefinite term, subject to the termination provisions of the Field Employment Agreement summarized below. It entitles Mr. Field to (a) an annual base salary of $350,000; (b) an annual bonus, with a target annual bonus equal to $200,000, subject to satisfaction of performance goals set annually by the Company’s Chief Executive Officer; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Field Employment Agreement.
In the event of a termination of employment for any reason, Mr. Field shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Field without good reason, other than due to death or disability (each as defined in the Field Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date.
In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Field shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Field for the previous calendar year, paid in equal installments over 12 months; and (y) subject to the timely election of continuation coverage under COBRA and Mr. Field’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Field during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Field is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.
Mr. Field is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.
The Field Employment Agreement also entitles Mr. Field to receive an initial equity grant, pursuant to the Company’s 2017 Omnibus Equity Plan (the “Plan”). His initial grant shall consist of a combination of restricted stock units (“RSUs”) and an option to purchase common stock of the Company (an “Option”), and have an aggregate value of $350,000 on the date of grant, which is expected to be June 3, 2019. For future years, Mr. Field will be eligible to receive equity grants commensurate with his position, as determined by the Compensation Committee and the Company’s Chief Executive Officer. On May 22, 2019, the Compensation Committee approved the following awards to Mr. Field, which are expected to be entered into on June 3, 2019: (a) a number of RSUs with an aggregate value equal to $245,000, subject to his execution of a Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), and (b) an Option with a Black-Scholes value equal to $105,000, subject to his execution of a Stock Option Agreement (the “Stock Option Agreement”). The forms of the RSU Award Agreement and Stock Option Agreement are incorporated herein by reference, and copies thereof are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.
Mr. Field shall also be entitled to receive an additional one-time performance-based share award under the Plan, with a total award value of up to $2,870,000 and vesting linked to the Company’s achievement of certain sustained share prices during Mr. Field’s employment, the terms of which are summarized immediately below.
Field Performance Equity Grant
On May 22, 2019, the Compensation Committee approved a Performance Based Share Award Agreement, by and between the Company and Mr. Field, which is expected to be entered into on June 3, 2019 (the “Performance Award Agreement”), pursuant to which Mr. Field shall be entitled to receive a one-time performance-based share award under the Plan (the “Performance Award”). The following description is intended to be a summary and not a full description of all of the terms of the Performance Award Agreement, which is incorporated herein by reference. A copy of the form of Performance Award Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K.
The Performance Award Agreement provides that Mr. Field’s right to receive shares in settlement of the Performance Award shall vest based upon achievement of the closing share prices as set forth in the schedule below for a period of at least sixty out of the preceding ninety trading days (each such share price a “Vesting Threshold”).  Upon achievement of each relevant Vesting Threshold, Mr. Field shall be issued a number of shares equal to the corresponding award value identified in the schedule below, divided by the closing price per share on the trading day upon which the relevant Vesting Threshold was satisfied.

60/90 Trading Day Closing Share Price (Vesting Thresholds)	Award Value
At least $18.00 per Share	$410,000
At least $20.00 per Share	$615,000
At least $22.00 per Share	$820,000
At least $24.00 per Share	$1,025,000

In the event of a change in control, if the price per share paid by the buyer is greater than any of the Vesting Thresholds above (to the extent still unsatisfied), such portion of the Performance Award shall vest upon the closing of such change in control by treating such price per share paid by the buyer as having satisfied the applicable Vesting Threshold(s), and any remaining unvested portion of the Performance Award shall be forfeited as of the closing of such change in control.
In the event of a termination of employment for any reason, the unvested portion of the Performance Award shall terminate, except that upon a termination of employment other than for cause, or upon a termination for good reason within three months prior to the earlier of the execution of an agreement resulting in a change in control or the date of a change in control, any unvested shares subject to the Performance Award shall remain eligible to vest in accordance with the Performance Award Agreement’s vesting conditions, including in the event of a change in control. Upon a termination for cause, both vested and unvested portions of the Performance Award shall be immediately and automatically forfeited for no consideration.
The Performance Award Agreement provides that Mr. Field shall not sell, transfer, assign, pledge or otherwise encumber or dispose of any shares issued upon settlement of any portion of the Performance Award prior to the first to occur of (i) one year following the applicable settlement date, and (ii) the occurrence of a change in control.

Item 7.01	Regulation FD Disclosure.

On May 22, 2019, the Company issued a press release announcing the appointment of Brian Field as Chief Operating Officer.

The press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated May 22, 2019, by and between Emerald Expositions, LLC, Brian Field, and solely for the purposes of Sections 2.3 and 8.1 therein, Emerald Expositions Events, Inc.

10.2	Form of Restricted Stock Unit Award Agreement, by and between Emerald Expositions Events, Inc. and Brian Field (to be entered into as of June 3, 2019).

10.3	Form of Stock Option Agreement, by and between Emerald Expositions Events, Inc. and Brian Field (to be entered into as of June 3, 2019).

10.4	Form of Performance Based Share Award Agreement, by and between Emerald Expositions Events, Inc. and Brian Field (to be entered into as of June 3, 2019).

99.1	Press Release issued by Emerald Expositions Events, Inc. dated May 22, 2019, announcing the appointment of Brian Field as Chief Operating Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2019		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary